Execution Version

COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(referred to as the Ceding Company)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(referred to as the Reinsurer)

i

ii

Index of Schedules

Schedule A-1	—	Reinsured Policies
Schedule A-2	—	Seriatim File
Schedule A-3	—	Group 1 Term Policies
Schedule A-4	—	Group 2 Term Policies
Schedule A-5	—	Group 3 Term Policies
Schedule B	—	Investment Guidelines
Schedule C	—	Initial Premium
Schedule D	—	Internal Replacements
Schedule E	—	Recapture Terminal Settlement
Schedule F	—	Termination Terminal Settlement
Schedule G	—	Unamortized Ceding Commission
Schedule H	—	IMR Adjustment

Exhibit 1	—	Form of Settlement Statement
Exhibit 2	—	Form of Trust Agreement

iii

COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

THIS COINSURANCE AND MODIFIED COINSURANCE AGREEMENT (this “Agreement”) is made and entered into on August 1, 2023 (the “Closing Date”) and effective as of the Effective Time by and between Farmers New World Life Insurance Company, a Washington-domiciled insurance company (the “Ceding Company”), and Security Life of Denver Insurance Company, a Colorado-domiciled insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party” and together the “Parties.”

WHEREAS, the Ceding Company and the Reinsurer have entered into that certain Master Transaction Agreement dated as of May 16, 2023 (the “Master Transaction Agreement”);

WHEREAS, the Master Transaction Agreement provides, among other things, for the Ceding Company and the Reinsurer to enter into this Agreement;

WHEREAS, on the date hereof, the Ceding Company and the Reinsurer have entered into the Midbook Coinsurance Agreement (as defined below), pursuant to which the Ceding Company will cede, and the Reinsurer will assume, on the terms and conditions set forth therein, a 100% quota share with respect to the New Policies (as defined therein);

WHEREAS, the Ceding Company wishes to appoint the Reinsurer to provide certain administrative and other services with respect to the Reinsured Policies (as defined below) and the New Policies, and the Reinsurer, as administrator, desires to provide such administrative services and other services pursuant to the Administrative Services Agreement (as defined below);

WHEREAS, simultaneously with the execution and delivery of this Agreement on the date hereof, the Ceding Company, the Reinsurer and the Trustee (as defined below) will enter into the Trust Agreement (as defined below) pursuant to which the Trustee will hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement;

WHEREAS, on the date hereof,                                                                                                                                                                                                                                                 (b) the Ceding Company, the Reinsurer and the Retrocessionaire have entered into the Cut-Through Agreement (as defined below), pursuant to which, among other things, the Term Life Retrocession Agreement will be restructured under the circumstances described in the Cut-Through Agreement, such that the Ceding Company will cede the term policies reinsured under this Agreement directly to the Retrocessionaire upon the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

“Accounting Period” means each successive calendar quarter during the term of this Agreement or any fraction thereof, beginning at the Effective Time and ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Article VII.

“Accounting Principles” has the meaning set forth in the Master Transaction Agreement.

“Accounting Report” has the meaning set forth in Section 3.10(a)(v).

“Action” has the meaning set forth in the Master Transaction Agreement.

“Additional Consideration” has the meaning set forth in Section 3.2(a).

“Additional Reinstatements” has the meaning set forth in Section 2.6(b).

“Administrative Services Agreement” means the Administrative Services Agreement entered into between the Ceding Company and the Reinsurer as of the date hereof.

“Administrator” has the meaning set forth in the Administrative Services Agreement.

“Affiliate” has the meaning set forth in the Master Transaction Agreement.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” has the meaning set forth in the Master Transaction Agreement.

“Applicable Tax Gross-Up Percentage” means, as of any date of determination, one minus the highest federal tax rate applicable to United States corporations as of such date.

“Assumed Policies” means those Reinsured Policies that were issued by an insurance company other than the Ceding Company and assumed by the Ceding Company as reinsurer.

“Automatic Reinstatements” has the meaning set forth in Section 2.6(a).

“Bank Accounts” has the meaning set forth in Section 3.8.

“Business Day” has the meaning set forth in the Master Transaction Agreement.

Capital Reporting Deadline means, With respect to a calender quarter other than the last quarter of a calendar year, the date that is forty-five (45) calendar days after the end of such calendar quarter, and with respect to the last calendar quarter of a calendar year, the date that is sixty (60) calendar days after the end of such calendar quarter.

“Ceded Reinsurance” means all reinsurance ceded by the Ceding Company pursuant to contracts, binders, certificates, treaties or other evidence of reinsurance covering liabilities under the Reinsured Policies, but only to the extent such reinsurance covers the Reinsured Policies, and (a) in effect or are being treated as in effect on the Effective Time (other than the reinsurance provided pursuant to this Agreement); (b) terminated but under which there remains any outstanding Liabilities of the reinsurer thereunder; or (c) entered into following the Effective Time by the Reinsurer on behalf of the Ceding Company as Administrator with the prior written consent of the Ceding Company, in each case of (a), (b) and (c), only to the extent that such reinsurance remains in place.

“Ceded Reinsurance Agreements” means all of the contracts, binders, certificates, treaties or other evidence of Ceded Reinsurance.

“Ceded Reinsurance Premium” has the meaning set forth in Section 2.9(a).

“Ceded Reinsurance Recoveries” means all amounts paid to the Ceding Company, or the Reinsurer, as Administrator, or to any Replacement Administrator, or any of their respective Affiliates, in each case under the Ceded Reinsurance Agreements to the extent related to amounts paid by the Reinsurer in respect of Reinsured Risks.

“Ceding Commission” means,

“Ceding Commission Retained Assets” has the meaning specified in the Master Transaction Agreement.

“Ceding Company” has the meaning set forth in the preamble.

“Ceding Company Domiciliary State” means the State of Washington, or, if the Ceding Company changes its state of domicile to another state within the United States, such other state;

“Ceding Company Extra-Contractual Obligations” means: (a) all Extra-Contractual Obligations to the extent arising out of any act, error or omission before the Effective Time including, for the avoidance of doubt, any Extra-Contractual Obligations relating to the Ceding Company’s underwriting or administration of Ceded Reinsurance prior to the Effective Time; (b) all Extra-Contractual Obligations to the extent arising out of any act of the Ceding Company or any of its Affiliates on or after the Effective Time unless such act was undertaken at the written direction or recommendation or with the prior written consent of the Reinsurer; and (c) all Product Tax ECOs that are attributable to any action taken by the Ceding Company or the Administrator at the written direction of the Ceding Company on or after Effective Time                                                                                                   provided, however, that (i) no act, error or omission by the Ceding Company or any of its Affiliates pursuant to the Transition Services Agreement or the Administrative Services Agreement shall be deemed to give rise to a Ceding Company Extra-Contractual Obligation (but, for the avoidance of doubt, may give rise to a claim for indemnification thereunder); and (ii) no act, error or omission by the Reinsurer or any of its Affiliates pursuant to the Transition Services Agreement or the Administrative Services Agreement shall be deemed to give rise to a Ceding Company Extra-Contractual Obligation unless such act, error or omission was taken at the written direction of the Ceding Company. For the avoidance of doubt, Product Tax ECOs shall not be considered Ceding Company Extra-Contractual Obligations except as set forth in clause (c) above.

“Ceding Company Indemnified Parties” has the meaning set forth in Section 8.1.

“Claim” has the meaning set forth in the Administrative Services Agreement.

“Closing” has the meaning set forth in the Master Transaction Agreement.

“Closing Date” has the meaning set forth in the preamble.

“Code” means Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 9.1(b).

“Company Action Level RBC” means, with respect to any insurance company, company action level RBC as calculated in accordance with the Applicable Laws of such insurance company’s state of domicile.

“Confidential Information” has the meaning set forth in the Master Transaction Agreement.

“Cut-Through Agreement” means that certain Cut-Through Agreement entered into among the Ceding Company, the Reinsurer and the Retrocessionaire, as of the date hereof.

“Cut-Through Election” has the meaning set forth in the Cut-Through Agreement.

“DAC Tax Election” has the meaning set forth in Section 10.2.

“Designated Administrative Account” means a bank account of the Ceding Company at a bank reasonably acceptable to the Reinsurer to be used by the Ceding Company to pay General Account Liabilities.

“Discovered Policy” has the meaning set forth in Section 2.7(a).

“Discovered Policy Transfer Amount” means,

“Economic Reserves” means, as of any date of determination, economic reserves as described in the Accounting Principles.

“Effective Time” means 12:01:00 a.m. (Bellevue, Washington time) on August 1, 2023.

“Eligible Assets” has the meaning set forth in Section 4.4.

“Estimated Recapture Terminal Settlement” has the meaning set forth in Section 7.4(a).

“Estimated Termination Terminal Settlement” has the meaning set forth in Section 7.6.

“Ex Gratia Payment” means a payment that is both (a) outside the terms and conditions of the applicable Reinsured Policies, and (b) made by or on behalf of the Ceding Company without the consent of the Reinsurer (including in its capacity as Administrator).

“Excluded Reinsured Liabilities” means (a) any and all Ceding Company Extra-Contractual Obligations, (b) any and all Liabilities resulting from changes made by the Ceding Company to the terms and conditions of any Reinsured Policies after the Effective Time to the extent such changes are in violation of Section 2.2, and (c) any Ex Gratia Payments made by or on behalf of the Ceding Company after the Effective Time.

“Existing IMR Amount” means the amount, which may be positive or negative, of the Ceding Company’s existing IMR as of the Effective Time, calculated on an after-tax basis, that is attributable to the Reinsured Risks determined in accordance with SAP applicable to the Ceding Company (without giving regard to any requirements to limit such IMR to zero (0)).

“Extra-Contractual Obligations” means all Liabilities to any Person or Persons arising out of or relating to the Reinsured Policies (other than Liabilities arising under the express terms and conditions and within the policy limits of the Reinsured Policies), including, without limitation, any loss in excess of the limits arising under or covered by any Reinsured Policy, any Liability for fines, penalties. Taxes, fees, forfeitures, compensatory, consequential, punitive, exemplary, special, treble, bad faith, tort, statutory or any other form of extra-contractual damages, as well as all legal fees and expenses relating thereto, which Liabilities arise out of or result from any act, error or omission, whether or not intentional, negligent, fraudulent, in bad faith or otherwise (actual or alleged), arising out of or relating to the Reinsured Policies, including, without limitation, (a) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Reinsured Policies, (b) the investigation, defense, prosecution, trial, settlement (including the failure to settle) or handling of claims, benefits, or payments under the Reinsured Policies, (c) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Policies or the failure to make appropriate adjustments to Non-Guaranteed Elements for the benefit of Policyholders or (d) any fines, penalties, taxes, fees, forfeitures, or other damages with respect to escheat and unclaimed property liabilities arising under or relating to the Reinsured Policies.

“Fair Market Value” has the meaning specified in the Master Transaction Agreement.

“Final IMR Adjustment Schedule” has the meaning specified in the Master Transaction Agreement and, upon completion of the Final IMR Adjustment Schedule in accordance with Section 2.7 of the Master Transaction Agreement, a copy thereof will be attached to this Agreement as Schedule H.

“Final Settlement Report” has the meaning set forth in the Master Transaction Agreement.

“FMV Triggering Event” means

“General Account Liabilities”

(i) all Liabilities which relate to Reinsured Policies that (i) are held in the general account of the Ceding Company pending transfer to the Separate Accounts, or (ii) contemplate payment from a Separate Account the amount of which exceeds the assets of such Separate Account (without duplication of the amounts set forth in (a) above); and

(j) all Other Liabilities.

“Governmental Entity” has the meaning set forth in the Master Transaction Agreement.

“IBNR Amount” means, as of any date of determination, the aggregate statutory reserves for incurred but not reported claims for the Reinsured Policies calculated in accordance with SAP applicable to the Ceding Company (as would be reflected on Line 3 of Exhibit 8 of the Ceding Company’s 2022 Statutory Financial Statement) (or the equivalent exhibits or lines in the event of changes to the NAIC Annual Statement Blank subsequent to December 31, 2022)) as modified by the Accounting Principles.

“IMR” means

“IMR Adjustment” means

“IMR Amount” means

“Indemnifiable Losses” has the meaning set forth in the Master Transaction Agreement.

“Independent Accountant” has the meaning set forth in the Master Transaction Agreement.

“Independent Actuary” has the meaning set forth in the Master Transaction Agreement.

“Initial Premium” means an amount calculated in accordance with Schedule C.

“Insolvency” has the meaning set forth in Section 4.7(a).

“Insurance Regulator” has the meaning set forth in the Master Transaction Agreement.

“Interest Rate” means the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the days in the applicable period.

“Investment Guidelines” means the Investment Guidelines set forth in Schedule B.

“Liability” has the meaning set forth in the Master Transaction Agreement.

“Lump Sum Annuity Payment” has the meaning set forth in Section 2.8.

“Master Transaction Agreement” has the meaning set forth in the recitals.

“Midbook Coinsurance Agreement” means the Midbook Coinsurance and Modified Coinsurance Agreement entered into between the Ceding Company and the Reinsurer as of the date hereof.

“Monthly Funding Limit” means, as of any date of determination, the excess (if any) for the immediately preceding twelve (12) months of (a) the average amount of monthly General Account Liabilities paid, over (b) the average amount of monthly Premium payments (other than Premiums allocated to the Separate Accounts) received under the Reinsured Policies.

“NAIC” means the National Association of Insurance Commissioners.

“Net Settlement” has the meaning set forth in Section 3.3(a).

“New York Court” has the meaning set forth in Section 11.6(a).

“Non-Guaranteed Elements” means the cost of insurance charges, credited interest rates, mortality and expense charges, administrative expense risk charges, post level term premiums, policy loads and any other policy features that are subject to change by, or that are within the discretion of, the Ceding Company, including those items set forth in Actuarial Standard of Practice 2-Non-Guaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.

“Non-Term Business Ceding Commission” means

“Obligations” has the meaning set forth in Section 9.1(b).

“Other Liabilities” means all Liabilities of the Ceding Company arising out of or relating to the Reinsured Policies for which the following types of reserves or accruals have been established and reported in the Final Settlement Report

“Other Policies” means all Reinsured Policies other than Group 1 Term Policies, Group 2 Term Policies and Group 3 Term Policies.

“Party” and “Parties” has the meaning set forth in the preamble.

“Payout Annuities” has the meaning set forth in Section 2.8.

“Person” has the meaning set forth in the Master Transaction Agreement.

“Policies” has the meaning set forth in the Master Transaction Agreement.

“Policy Loan Balance” means, as of any date of determination, the amount of contract loans in respect of the Reinsured Policies, as of such date, as would be reflected in Line 6, column 1 of the “Assets” section of the Ceding Company’s 2022 Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the NAIC Annual Statement Blank subsequent to December 31, 2022), net of any unearned policy loan interest on such loans but including any due and accrued interest thereon.

“Policyholder” means the holder of any Reinsured Policy.

“Portfolio Investment Assets” means, collectively, the Transferred Investment Assets and the Ceding Commission Retained Assets.

“Post-Closing IMR Amount” means an amount, which may be positive or negative, equal to the amount of IMR calculated on an after-tax basis, that is created on the books of the Reinsurer following the Closing with respect to the assets supporting the Reinsured Policies determined in accordance with SAP applicable to the Reinsurer without giving regard to any requirements to limit such IMR to zero (0).

“Premiums” means premiums, considerations, payments, policy fees, deposits and other amounts received by or on behalf of the Ceding Company in respect of the Reinsured Policies to the extent collected after the Effective Time.

“Producer” has the meaning set forth in the Master Transaction Agreement.

“Quarterly Report” has the meaning set forth in Section 4.8(b).

“Quota Share” means one hundred percent (100%).

“RBC Ratio” means, with respect to any U.S. domiciled insurance or reinsurance company, the percentage equal to (a) the quotient of the Total Adjusted Capital of such insurance or reinsurance company divided by the Company Action Level RBC, multiplied by (b) 100. Such RBC Ratio shall be calculated (i) with respect to quarters other than the last quarter of a calendar year, based on the Reinsurer’s good faith estimate using, to the extent any factors are not reasonably available, amounts based on reasonable estimation and annualization and (ii) with respect to the last quarter of a calendar year, as calculated by the Reinsurer.

“Recapture Date” has the meaning set forth in Section 7.3(b).

“Recapture Notice” has the meaning set forth in Section 7.3(a).

“Recapture Terminal Settlement” has the meaning set forth in Section 7.4(b).

“Recapture Transaction IMR Amount” means

“Recapture Triggering Event” means any of the following occurrences:

(c)  a Reserve Credit Triggering Event has occurred;

(d)  the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or

(e)  a “Recapture Triggering Event” has occurred

“Reinsured Liabilities” means, collectively, the General Account Liabilities and the Separate Account Liabilities.

“Reinsured Policies” means (a) Policies of the types described in Schedule A-l, issued prior to the Effective Time and listed in the seriatim file set forth in Schedule A-2, (b) reinstatements that have been reinsured pursuant to Section 2.6, (c) Payout Annuities reinsured pursuant to Section 2.8, and (d) Discovered Policies that have been reinsured pursuant to Section 2.7. in each case of (a) through (d), including all binders, slips, individual certificates, applications therefor, supplementary contracts, payout annuities, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts. For the avoidance of doubt, in the event of an exchange or conversion of any Reinsured Policy, the new policy issued by the Ceding Company resulting from such exchange or conversion will not be included in the definition of “Reinsured Policies” and the Reinsurer shall transfer to the Ceding Company the amounts set forth in Section 2.15.

“Reinsured Risks” has the meaning set forth in Section 2.1.

“Reinsurer” has the meaning set forth in the preamble.

“Reinsurer Extra-Contractual Obligations” means all Extra-Contractual Obligations and Product Tax ECOs, other than the Ceding Company Extra-Contractual Obligations.

“Reinsurer Indemnified Parties” has the meaning set forth in Section 8.2.

“Replacement Administrative Services Agreement” has the meaning set forth in Section 3.10(b).

“Replacement Administrator” has the meaning set forth in Section 3.10(a)(ii).

“Representative” has the meaning set forth in the Master Transaction Agreement.

“Require Balance” mens,

“Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement in the Ceding Company’s Statutory Financial Statements required to be filed by the Ceding Company with the Governmental Entity charged with supervision of insurance companies in the Ceding Company Domiciliary State.

“Reserve Credit Event” means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit.

“Reserve Credit Funding Event” means the failure of the Ceding Company to have in place one or more of the alternatives set forth in Section 4.1 one (1) Business Day prior to the last day of the calendar quarter during which a Reserve Credit Event occurs.

“Reserve Credit Triggering Event” means that a Reserve Credit Event has occurred and the Reinsurer has not taken steps pursuant to Section 4.1 to provide Reserve Credit to the Ceding Company one (1) Business Day prior to the last day of the calendar quarter during which such Reserve Credit Event occurred.

“Retained Business Administrative Services Agreement” means that certain administrative services agreement entered into between the Ceding Company and the Reinsurer, as of the date hereof, regarding, among other things, the provision of administrative and other services by the Reinsurer to the Ceding Company for certain policies not reinsured under this Agreement.

“Retrocessionaire” has the meaning set forth in the recitals.

“SAP” means, with respect to either Party, the statutory accounting principles prescribed or permitted by the Insurance Regulator for the jurisdiction in which such insurance company is domiciled.

“Security Funding Reporting Date” has the meaning set forth in Section 4.8(b).

“Separate Account Liabilities” means those Liabilities arising out of or resulting from the Variable Reinsured Policies, whether incurred before, at or after the Effective Time, to the extent payable from the assets of the Separate Accounts.

“Separate Account Reserves” means, as of any date of determination, the aggregate amount of statutory reserves of the Ceding Company with respect to the Separate Account Liabilities, calculated in accordance with SAP applicable to the Ceding Company as of such date.

“Separate Accounts” has the meaning set forth in the Master Transaction Agreement.

“Services” has the meaning set forth in the Administrative Services Agreement.

“Settlement Statement” has the meaning set forth in Section 3.3(a).

“Statutory Book Value” means, with respect to any asset held in the Trust Account as of any date of determination, the statutory carrying value of such asset (including interest and investment income due and accrued thereon) calculated in accordance with SAP applicable to the Reinsurer, without regards to any permitted practice applicable to Reinsurer, consistently applied.

“Statutory Financial Statements” means, with respect to any Person, the annual and quarterly statutory financial statements of such Person filed with the Insurance Regulator charged with supervision of such Person.

“Statutory Reserves” means, as of any date of determination, the aggregate statutory reserve (including unearned premium reserves and other premium accruals) amount for the Reinsured Policies calculated in accordance with SAP applicable to the Ceding Company (as would be reflected on Lines 1 and 2, column 1 of the Liabilities section, Exhibit 5 and Exhibit 6 as well as Line 3, column 1 of the Liabilities section and Exhibit 7 of the Ceding Company’s 2022 Statutory Financial Statement (or the equivalent exhibits or lines in the event of changes to the NAIC Annual Statement Blank subsequent to December 31, 2022)) as modified by the Accounting Principles; provided, however, that Statutory Reserves shall at all times be calculated (a) on a stand-alone basis without regard to any other business of the Ceding Company or the Reinsurer

(e.g., without regard to any diversification or aggregation benefits that may be available based on other business of the Ceding Company or the Reinsurer), (b) net of statutory reserves ceded under the Ceded Reinsurance Agreements in respect of the Reinsured Policies and (c) without regard to any asset adequacy or cash flow testing reserves.

“TA Required Fair Market Value Amount” means,

“Tax” has the meaning set forth in the Master Transaction Agreement.

“Term Business Ceding Commission” means

“Term Life Retrocession Agreement” means that certain Retrocession Agreement entered into between the Reinsurer and Swiss Re Life & Health America Inc. as of the date hereof.

“Terminated Policy” has the meaning set forth in Section 2.7(c).

“Terminated Policy Transfer Amount’’ means

“Termination Date” has the meaning set forth in Section 7.5(b).

“Termination Notice” has the meaning set forth in Section 7.5(a).

“Termination Terminal Settlement” has the meaning set forth in Section 7.6(b).

“Termination Triggering Event” means there has been a failure by the Ceding Company to pay any undisputed amounts in accordance with the terms and conditions herein, and such breach has not been cured, by offset or otherwise, within thirty (30) calendar days after written notice thereof from the Reinsurer.

“Third Party Administrator” means any duly authorized and licensed third-party administrator or service provider (including, as required, any duly authorized and licensed sub-contractor to such third-party administrator or service provider) that performs on behalf of the Ceding Company or the Reinsurer administrative services with respect to the Reinsured Policies, including any technology support related thereto.

“Total Adjusted Capital” means, with respect to any U.S. domiciled insurance company, total adjusted capital as calculated in accordance with the Applicable Laws of such insurance company’s domiciliary state.

“Transaction Agreements” has the meaning set forth in the Master Transaction Agreement.

“Transferred Investment Assets” has the meaning specified in the Master Transaction Agreement.

“Transition Services Agreement” has the meaning set forth in the Master Transaction Agreement.

“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Trustee, substantially in the form attached as Exhibit 2.

“Trustee” means the trustee under the Trust Agreement.

“Unamortized Non-Term Business Ceding Commission” means, as of any date of determination, the portion of the Non-Term Business Ceding Commission that remains unamortized as of such date, determined in accordance with Schedule G.

“Unamortized Term Business Ceding Commission” means, as of any date of determination, the portion of the Term Business Ceding Commission that remains unamortized as of such date, determined in accordance with Schedule G.

“Uncollected/Deferred Premiums” means, as of any date of determination, the sum of

“Variable Reinsured Policies” means any Reinsured Policy, whether or not registered under the Securities Act of 1933, as amended, as to which the value of such policy, any unit of interest or participation therein, or any investment option available thereunder, varies (in whole or in part) according to the investment experience of the separate account in which the policy participates.

“ZIC” means Zurich Insurance Company Ltd, a private company organized under the laws of Switzerland.

ARTICLE II.

BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1.  Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to reinsure and pay directly or indemnify the Ceding Company (a) on a coinsurance basis for the Quota Share of the General Account Liabilities, and (b) on a modified coinsurance basis for the Quota Share of the Separate Account Liabilities, in each case, that have not been paid by the Ceding Company prior to the Effective Time (collectively, the “Reinsured Risks”). The reinsurance effective under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or recaptured as provided herein. The Parties agree that (a) the seriatim file of Reinsured Policies set forth on Schedule A-2 as originally attached to this Agreement reflects information as of March 31, 2023, (b) the Ceding Company shall provide an updated seriatim file reflecting information as of the Effective Time no later than ninety (90) days following the Closing Date, and (c) such updated file shall be attached to this Agreement and replace Schedule A-2 as originally attached to this Agreement

Section 2.2.  Insurance Contract Changes. Except (a) as directed or agreed by the Reinsurer in writing, (b) for any changes initiated by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in the Reinsurer’s capacity as Administrator, (c) for any changes initiated by a Policyholder pursuant to the express terms of such Reinsured Policy or (d) for any changes mandated by any Governmental Entity or Applicable Law, the Ceding Company shall not change the terms of any Reinsured Policy.

Section 2.3.   Liability; Extra-Contractual Obligations.

(a)  The Reinsurer’s liability under this Agreement shall attach as of the Effective Time and the Reinsurer’s Liability under this Agreement shall be subject in all respects to the same terms, rates and conditions as the Ceding Company, and, to the same modifications, alterations and cancellations of the Reinsured Policy as the Ceding Company, the true intent of this Agreement being that the Reinsurer shall, subject to the terms and conditions of this Agreement, follow the fortunes of the Ceding Company with respect to the Reinsured Liabilities.

(b)  The Parties agree and acknowledge that if any Extra-Contractual Obligation arises from acts, errors or omissions of both the Ceding Company or its Affiliates before the Effective Time and the Reinsurer or its Affiliates on or after the Effective Time such Extra-Contractual Obligation shall be deemed to have been caused by the Ceding Company and its Affiliates, on the one hand, and the Reinsurer and its Affiliates, on the other hand, in amounts equal to their respective equitable share of damages determined in accordance with the relative culpability of the Ceding Company and its Affiliates, on the one hand, and the Reinsurer and its Affiliates, on the other hand, for such damages.

Section 2.4.  Indemnity Reinsurance. This Agreement is an indemnity coinsurance agreement solely between the Ceding Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Ceding Company or, with respect to the Assumed Policies, the issuer of such Assumed Policies, shall be and shall remain the only Person that is liable to any insured, Policyholder, claimant or beneficiary under any policy reinsured hereunder.

Section 2.5.  Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Policies.

Section 2.6. Reinstatements.

(a)  If any Reinsured Policy that has lapsed after the Effective Time is subsequently reinstated prior to the termination of this Agreement (“Automatic Reinstatements”), the reinsurance for such Reinsured Policy under this Agreement shall be reinstated automatically. The Ceding Company shall pay the Reinsurer the Quota Share of all amounts received by the Ceding Company in connection with the reinstatement of such Reinsured Policy.

(b)

Section 2.7.  Discovered Policies and Terminated Policies.

(a)   In the event that either the Ceding Company or the Reinsurer discovers one or more policies, contracts or other evidences of insurance of the type described on Schedule A-l but not included as a Reinsured Policy in Schedule A-2, together with all binders, slips, individual certificates, applications therefor, supplements, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts (a “Discovered Policy”), such Party shall promptly notify the other Party in writing of the existence of such Discovered Policy. Any Discovered Policy shall be reinsured under this Agreement as of the Effective Time as a Reinsured Policy, provided that (i) any Discovered Policy for which the Ceding Company has provided the Reinsurer with reasonable evidence that such Discovered Policy was included in the calculation of the Initial Premium will be deemed a Reinsured Policy without any further action from the Parties; and (ii) for any Discovered Policy for which the Ceding Company has not provided the Reinsurer with reasonable evidence that such Discovered Policy was included in the calculation of the Initial Premium, the Ceding Company shall calculate, and the Parties shall mutually agree upon, the Discovered Policy Transfer Amount for such Discovered Policy, and the Ceding Company shall transfer to the Trust Account cash equal to the Discovered Policy Transfer Amount (if positive) with respect to such Discovered Policy within five (5) Business Days after the calculation thereof or the Reinsurer shall transfer to the Ceding Company cash equal to the absolute value of the Discovered Policy Transfer Amount (if negative) with respect to such Discovered Policy within five(5) Business Days after the calculation thereof, as applicable.

(b)

(c)

Section 2.8   Payout Annuities.                                                                                                           (“Payout Annuities”) will be reinsured hereunder as a Reinsured Policy as of the date of such annuitization. As consideration for the Reinsurer’s reinsurance of each Payout Annuity, the Reinsurer shall be entitled to an amount                                         to the Ceding Company                 in respect of such annuitization (in each case, the “Lump Sum Annuity Payment”).

Section 2.9.  Ceded Reinsurance.

(b)  From and after the Closing Date, except as otherwise required to comply with Applicable Law or as permitted in Section 2.9(c),

                                                                                                         .

(c)  The Ceding Company may, with the prior written consent of the Reinsurer (not to be unreasonably withheld, conditioned or delayed) (i)

Section 2.10.  Non-Guaranteed Elements. The Ceding Company shall retain ultimate authority to set all Non-Guaranteed Elements. Nevertheless, from and after the Closing Date, the Reinsurer may, from time to time, make recommendations to the Ceding Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the Reinsured Policies, Applicable Law and Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges or benefits.                                                                                                                                                                                                                                                                                                                                                                                            If the Ceding Company intends to reject any such recommendations, the Ceding Company shall promptly notify the Reinsurer in writing thereof.

Section 2.11.   Designated Administrative Account.

Section 2.12.  Separate Accounts. For each of the Variable Reinsured Policies that relate to the Separate Account Liabilities, the amount invested on a variable basis in accordance with the terms of such Variable Reinsured Policies shall be held by the Ceding Company in the Separate Accounts, and Premiums with respect to such Variable Reinsured Policies shall be deposited in the Separate Accounts to the extent required to be deposited therein by the terms of such Variable Reinsured Policies. From and after the Closing, the Ceding Company shall retain and own all assets contained in the Separate Accounts and shall hold the Separate Account Reserves with respect to the Variable Reinsured Policies that are funded, in whole or in part, by one or more of the Separate Accounts and such Separate Account Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with the Ceding Company Domiciliary State SAP. From and after the Closing, the Separate Accounts shall be administered by the Reinsurer in accordance with the Administrative Services Agreement. For each Variable Reinsured Policy that relates to the Separate Account Liabilities, the Reinsurer shall deposit, or shall cause to be deposited, any additional amounts required to be deposited into the Separate Accounts after the Closing Date pursuant to the terms of the applicable Variable Reinsured Policy, and all amounts to be paid with respect to surrenders, loans, annuitization payments, death benefits, compensation or any other amounts with respect to such Variable Reinsured Policy that by the terms of such Variable Reinsured Policy require payment from the Separate Accounts shall be paid out of the applicable Separate Accounts to the extent so required.

Section 2.13.  Fund Substitutions. From and after the Closing Date, the Reinsurer (as administrator under the Administrative Services Agreement) shall provide notice to the Ceding Company of any proposals to remove, add or substitute any Fund or investment option for any Fund currently available for investment by policyholders under variable universal life policies. No removal, addition or substitution of any Fund or investment option may be made without the Ceding Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Ceding Company shall fully consider any such proposals and act reasonably and in good faith in determining whether any such proposals should be accepted. Pursuant to the Administrative Services Agreement, the Reinsurer will assume responsibility to administer and perform the Ceding Company’s obligations under each of the agreements between the Ceding Company and the variable investment trust or other investment vehicle offered as an investment option with respect to the Variable Reinsured Policies.

Section 2.14.  Internal Replacements. Without the prior written consent of the Reinsurer, the Ceding Company will not, and will cause its Affiliates not to, directly or indirectly, undertake, solicit, sponsor or support, directly or indirectly, any program of internal replacement with respect to any Policyholder, owner or insured under any Reinsured Policy. The term “program of internal replacement” means any Ceding Company- or Affiliate- corporate sponsored program to offer, directly or indirectly, on a targeted, systematic or programmatic basis to Policyholders, owners or insureds under any Reinsured Policies for intended (i) conversion or exchange of Reinsured Policies for other policies or contracts that are written by the Ceding Company or any of its Affiliates and not reinsured under this Agreement, (ii) surrender, lapse or annuitization of Reinsured Policies, including any “buy-out” or “enhanced surrender value” or “orphan” program; provided, however, that the following actions taken by the Ceding Company or its Affiliates shall not constitute or be deemed a “program of internal replacement:” (a) actions taken in accordance with the Ceding Company’s existing policies regarding internal replacements, set forth on Schedule D, (b) ordinary course activities of any Producer taken without support from the Ceding Company or its Affiliates (provided, that the Ceding Company and its Affiliates may pay to Producers contractually required commissions, bonuses and any related compensation and offer multi-line discounts, in each case, as in effect at the time and in the ordinary course of business consistent with existing practice), (c) engaging in general solicitations or marketing efforts by the Ceding Company or its Affiliates not targeted primarily at Policyholders, owners or insureds of the Reinsured Policies, or (d) otherwise issuing Policies to any Person who contacts the Ceding Company on his or her own initiative without breach by the Ceding Company or any of its Affiliates of any other term of this Section 2.14.

Section 2.15.  Conversions and Exchanges of Certain Reinsured Polices. In the event of an exchange or conversion of any Reinsured Policy, the new policy issued by the Ceding Company resulting from such exchange or conversion will not be included in the definition of “Reinsured Policies.” The Reinsurer shall transfer to the Ceding Company any Premiums and other amounts received in connection with such exchange or conversion to the extent received by the Reinsurer, together with any amounts to be paid with respect to the surrender of such Reinsured Policy as of the effective of such exchange or conversion.

ARTICLE III.

PAYMENTS; ADDITIONAL CONSIDERATION; ADMINISTRATION

Section 3.1.  Payments by the Parties.

(a)  Payments by the Parties at Closing.

(i)

(ii)

(iii)

(b)

(c)

(d)

Section 3.2.  Additional Consideration.

(a)

(i)

(ii)

(iii)

(iv)

(v)

(vi)

Section 3.3.  Net Settlement.

(a)

(b)

(i)

(ii)

(iii)

(c)

(i)

(ii)

(iii)

(iv)

(v)

(d)

(e)  In the event that the Parties disagree with the calculation of the Net Settlement or any other information set forth in any Settlement Statement, any Party may deliver written notice to the other Party of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.

(f)  Any resolution as to disagreements arising under this Section 3.3(e) agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement as to the calculation of the Net Settlement or any other information set forth in a Settlement Statement within five (5) Business Days after either Party delivers written notice of any such disagreement to the other Party, the Parties shall jointly request the Independent Accountant to make a determination with respect to all matters in dispute; provided, that, if no firm is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 11.6. The Independent Accountant’s determination of the Net Settlement or any other information set forth in a Settlement Statement shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accountant shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accountant’s final determination. After a final and binding resolution of any dispute described in this Section 3.3(f) is reached, the Parties agree to promptly make any necessary adjustments under Section 3.3 to the applicable Net Settlement or other amounts set forth in the Settlement Statement.

Section 3.4.  Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such overdue payment at the Interest Rate until settlement is made. For purposes of this Section 3.4 a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision.

Section 3.5.  Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Ceding Company would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.

Section 3.6.  Offset. Except as otherwise provided under Applicable Law, or as to Claim amounts due to Policyholders or other Persons under the Reinsured Policies that are payable by the Reinsurer as administrator pursuant to the Administrative Services Agreement, any debits or credits incurred in favor of or against either the Ceding Company or the Reinsurer under or with respect to this Agreement are deemed mutual debits or credits and may be set off, and only the net balance shall be allowed or paid, regardless of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer. Such right shall apply to the full extent permitted under the laws of the state of domicile of the insolvent party.

Section 3.7.  Policy Administration. For so long as the Administrative Services Agreement remains in effect, the Reinsurer shall administer the Reinsured Policies on behalf of the Ceding Company, in each instance in accordance with the terms of the Administrative Services Agreement.

Section 3.8.  Bank Accounts.

Section 3.9.  Reports from the Reinsurer.

(a)  For so long as the Administrative Services Agreement remains in effect, the Reinsurer shall provide to the Ceding Company periodic accounting and other reports with respect to the Reinsured Policies as specified in the Administrative Services Agreement. Except as otherwise set forth herein or in the Administrative Services Agreement, settlement with respect to amounts owed hereunder by the Reinsurer to the Ceding Company and by the Ceding Company to the Reinsurer shall be performed through the direct payment by the Reinsurer of Reinsured Liabilities and direct receipt by the Reinsurer of Additional Consideration on an ongoing basis in its capacity under the Administrative Services Agreement.

(b)  For each calendar quarter, the Reinsurer shall provide to the Ceding Company, by the relevant Capital Reporting Deadline, a report setting forth

(c)  The Reinsurer shall provide written notice to the Ceding Company of the occurrence of any FMV Triggering Event or Recapture Triggering Event within five (5) Business Days after it becomes aware of such occurrence. In addition, the Reinsurer shall reasonably cooperate with the Ceding Company and respond as soon as reasonably practicable to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether an FMV Triggering Event or Recapture Triggering Event has occurred.

(d)  The Reinsurer shall provide or otherwise make available to the Ceding Company a copy of the Reinsurer’s most recent annual and quarterly Statutory Financial Statement and a copy of its most recent annual audited Statutory Financial Statements, along with the audit report thereon; within five (5) Business Days after each such item is filed with the Reinsurer’s Insurance Regulator. The Parties agree that all information provided to the Ceding Company pursuant to this Section 3.9(d) shall be treated as Confidential Information by the Ceding Company.

(e)  At the Ceding Company’s reasonable request, but not more than once per calendar year, unless the Reinsurer’s RBC Ratio is below 200% or the Reinsurer has failed to provide its reports required in this Section 3.9 (in which case no more than once per calendar quarter), the Reinsurer shall meet with the Ceding Company and its Representatives and, subject to Applicable Law, provide to the Ceding Company additional financial and operational materials on (i) the Reinsurer’s then-current financial condition, and (ii) the Reinsurer’s valuation and other information requested by the Ceding Company with respect to the assets held in the Trust Account, provided that the Ceding Company provides the Reinsurer with reasonable advance notice of such request and that such request does not unreasonably interfere with the conduct of the business of the Reinsurer. Nothing herein shall (x) require the Reinsurer to disclose any information to the Ceding Company or its Representatives if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any Applicable Law or any contract (including any third party confidentiality agreement to which the Reinsurer or any of its Affiliates is a party); it being understood that the Reinsurer shall use its reasonable best efforts to enable such information to be furnished or made available to the Ceding Company or its Representatives without so jeopardizing privilege or contravening such Applicable Law (including redacting information or entering into joint defense agreements with the Ceding Company on mutually agreeable terms) or (y) require the Reinsurer to disclose its Tax records, competitively sensitive information, or any personnel or related records (except with respect to premium taxes and other Taxes expressly covered by this Agreement).

Section 3.10.  Termination of Administrative Services Agreement.

(a)  Following any termination of the Administrative Services Agreement during the term of this Agreement, the following shall apply:

(i)  The Ceding Company will appoint a Third Party Administrator approved by the Reinsurer, such approval not to be unreasonably withheld, conditioned or delayed to provide the services contemplated by the Administrative Services Agreement. The Third Party Administrator may either be an Affiliate of the Ceding Company or a third party.

(ii)  The Third Party Administrator, acting as replacement administrator (the “Replacement Administrator”), shall have full authority to determine liability on any Reinsured Liabilities reinsured hereunder and may pay or settle such liabilities as it deems appropriate; provided that the Replacement Administrator acts in accordance with subsections (iii) and (vi) below.

(iii)  The Replacement Administrator shall administer the Reinsured Policies (i) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, (ii) in accordance with (A) the terms and conditions of the Reinsured Policies and (B) all

Applicable Laws and (iii) subject to the foregoing, with substantially the same priority as it accords its own operations with respect to similar business for its own account.

(iv)  The Reinsurer, at its own cost and expenses, shall be responsible for properly transitioning to the Replacement Administrator the services required to be provided by the Reinsurer pursuant to the Administrative Services Agreement.

(v)  The Replacement Administrator shall timely provide to the Reinsurer, within thirty (30) calendar days following the end of each Accounting Period during the remaining term of this Agreement, information regarding the Reinsured Policies, the Reinsured Liabilities, the Net Settlement and any other amounts due between the Parties under this Agreement for such Accounting Period and such other information as may be reasonably requested by the Reinsurer (an “Accounting Report”). In the event of any termination of the Administrative Services Agreement, the Parties shall cooperate in good faith to establish the format and manner for providing the Accounting Reports.

(vi)  The Reinsurer shall pay to the Ceding Company, or the Ceding Company shall pay to the Reinsurer, as applicable, amounts due as reflected in each Accounting Report within ten (10) Business Days following delivery of such Accounting Report.

(b)  In the event of a recapture or termination of this Agreement, unless the Administrative Services Agreement is simultaneously terminated in accordance with its terms, the Parties shall enter into a new administrative services agreement (the “Replacement Administrative Services Agreement”) to replace the Administrative Services Agreement pursuant to which the Reinsurer will continue to administer the Reinsured Policies, the Separate Accounts and the Ceded Reinsurance Agreements on terms substantially similar to the Retained Business Administrative Services Agreement between the Parties but on then-market pricing terms; provided, however, that if the Term Life Retrocession Agreement had been novated from the Reinsurer to the Ceding Company pursuant to the terms of the Cut-Through Agreement, in no event shall the cost paid to the Reinsurer for providing the Services with respect to the term policies included in the Reinsured Policies exceed the Maintenance Expense Allowance (as defined in the Term Life Retrocession Agreement). The Replacement Administrative Services Agreement shall also contain (a) service level standards for the Services and (b) market standard provisions for service credits in the event the Reinsurer fails to comply with such service standards, in each case consistent with the Retained Business Administrative Services Agreement and prevailing market standards. The Replacement Administrative Services Agreement will include provisions that require the Reinsurer, as administrator, to cooperate and assist the Ceding Company in selling the Reinsured Policies to another reinsurer following any recapture hereunder, including providing data reasonably requested by the Ceding Company in connection therewith, at then-market pricing terms.

Section 3.11.  Producers. As regards to the Reinsured Policies, the Ceding Company shall not

ARTICLE IV.

LICENSES; RESERVE CREDIT; SECURITY

Section 4.1.   Licenses; Reserve Credit.

(a)  At all times during the term of this Agreement, the Reinsurer shall (a) use its reasonable best efforts to hold and maintain its license or accreditation in the Ceding Company Domiciliary State and (b) take all other actions, at the Reinsurer’s election (including as set forth below), so that the Ceding Company may receive Reserve Credit. The Reinsurer shall promptly notify the Ceding Company of any event or change in its licensing or accreditation in the Ceding Company Domiciliary State or other condition that would be reasonably likely to result or has resulted in any loss of, or impairment to, Reserve Credit.                                                                                                                                                                                                                                                                                                 The Ceding Company shall reasonably cooperate with the Reinsurer in furtherance of the foregoing, including implementing any necessary amendments to this Agreement, restructuring the reinsurance provided hereunder and seeking any required regulatory approvals applicable to the Ceding Company. In addition, subject to the foregoing, the Ceding Company shall not take any actions that would reasonably be expected to undermine or otherwise prevent the Reinsurer from providing Reserve Credit in accordance with this Section 4.1.

(b)  Notwithstanding the foregoing, upon the occurrence of a Reserve Credit Funding Event, the Reinsurer shall ensure that the Trust Account holds Eligible Assets in accordance with the terms of Section 4.2(b) with a

Section 4.2. Security.

(a)  On or prior to the Closing Date, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure the Reinsurer’s obligations hereunder. The Reinsurer shall maintain the Trust Account in accordance with the terms of this

Agreement and the Trust Agreement. Concurrently with the execution of this Agreement, the Trust Account is being funded with Eligible Assets in accordance with Section 2.4(b) of the Master Transaction Agreement and Section 3.1.

(b)  In accordance with the terms set forth herein and in the Trust Agreement, and subject to the provisions of Section 4.8, the Reinsurer shall ensure that                                                                                                                                                                                   All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.

(c)  During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account.

Section 4.3.  Trust Account and Settlements. The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent.

Section 4.4.  Eligible Assets. The assets that may be held in the Trust Account shall consist of cash, letters of credit or investments of the type consistent with the requirements for authorized investments and admitted assets under the insurance laws of the Ceding Company Domiciliary State; provided, that such investments comply with the Investment Guidelines; provided, further, that following the occurrence of a Reserve Credit Funding Event, such assets shall also meet all requirements under the insurance laws of the Ceding Company Domiciliary State with respect to providing Reserve Credit to the Ceding Company (the assets meeting the requirements of this sentence being the “Eligible Assets”).

Section 4.5.  Deposit of Assets. Subject to the terms of the Trust Agreement, prior to depositing assets in the Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

Section 4.6.  Modification Following an Additional OC Triggering Event, ALM Triggering Event or a FMV Triggering Event. The Parties agree and acknowledge that, upon the occurrence of an Additional OC Triggering Event, ALM Triggering Event or a FMV Triggering Event certain provisions of this Agreement and the Trust Agreement will cease to be effective, and other provisions shall automatically be effective, as described herein and in the Trust Agreement. In addition, and without limiting the provisions of Section 4.8, as soon as is practicable, but not more than ten (10) Business Days following the date on which the Reinsurer becomes aware of the occurrence of a FMV Triggering Event (or following the occurrence of a Reserve Credit Funding Event”, if earlier, prior to the end of the calendar quarter during which such event occurs), the Reinsurer shall (i) solely with respect to a Reserve Credit Funding Event, substitute any assets in the Trust Account that do not qualify as Eligible Assets following such occurrence for assets that so qualify as Eligible Assets, if applicable, and (ii) deposit additional assets consisting of Eligible Assets in the Trust Account sufficient to ensure that the aggregate Fair Market Value of the Eligible Assets in the Trust Account is not less than the Required Balance as of the last day of the immediately prior calendar quarter end.

Section 4.7.  Withdrawal of Assets from the Trust Account.

(a)  In the Absence of a Reserve Credit Funding Event. So long as no Reserve Credit Funding Event has occurred and is continuing, the Ceding Company and Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of any insolvency, rehabilitation, conservatorship or comparable proceeding (an “Insolvency”) on the part of the Ceding Company or Reinsurer, in accordance with the terms of the Trust Agreement, in order to (i) pay or reimburse the Ceding Company for any undisputed amounts due from the Reinsurer under this Agreement and not yet recovered from the Reinsurer, including any Net Settlements or other amounts due under this Agreement, which amounts have not been paid by the Reinsurer within five (5) Business Days following its receipt of a specific written notice thereof, (ii) to pay to the Ceding Company the Estimated Recapture Terminal Settlement as contemplated by Section 7.4(a) or any adjustments thereto as contemplated by Section 7.4(d) or (iii) to pay to the Ceding Company the Estimated Termination Terminal Settlement in accordance with Section 7.6 or any adjustments thereto as contemplated by Section 7.6. The amount of any such withdrawal in excess of amounts then due to the Ceding Company hereunder shall be deemed maintained in trust for the benefit of Reinsurer and promptly returned to the Trust Account, along with interest on such amounts at the Interest Rate for the period that such amounts are held by the Ceding Company.

(b)  During the Continuation of a Reserve Credit Funding Event. During the continuation of a Reserve Credit Funding Event, the Ceding Company and Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company, or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of Insolvency on the part of the Ceding Company or Reinsurer, at any time without notice or consent from the Reinsurer but only for one or more of the following purposes:

(i)  to pay or reimburse the Ceding Company for the Reinsurer’s share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Reinsured Policies reinsured hereunder because of cancellations of the Reinsured Policies;

(ii)  to pay or reimburse the Ceding Company for the Reinsurer’s share of benefits surrenders and or losses paid by the Ceding Company, but not yet recovered from the Reinsurer, under the terms and provisions of the Reinsured Policies reinsured hereunder;

(iii)  to pay to the Reinsurer amounts held in the Trust Account in excess of the amount necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company or otherwise required to be held in the Trust Account;

(iv)  where the Ceding Company has received notification of termination of the Trust Agreement and where the Reinsurer’s entire obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the Reinsurer’s share of liabilities, to the extent that the liabilities have not been funded by the Reinsurer, and deposit those amounts in a separate account, in the name of the Ceding Company in any qualified United States financial institution apart from its general assets, in trust for such uses and purposes specified in (b) (i), (ii) and (v) of this subsection as may remain executory after withdrawal and for any period after the termination date; or

(v)  to pay to the Ceding Company any other amounts due hereunder.

The Ceding Company shall pay interest in cash to the Reinsurer on the amount withdrawn or drawn upon under Section 4.7(b)(iv), equal to the actual amount of interest, dividends and other income earned on the assets in such segregated account so long as the Statutory Book Value and the Fair Market Value of the assets in such segregated account and the Statutory Book Value and the Fair Market Value of any remaining assets in the Trust Account after payment of such interest equals at least, in the aggregate, the Required Balance, and shall otherwise credit to such segregated account all such income earned on the assets in such segregated account. The amount of any such withdrawal in excess of amounts permitted under this Section 4.7(b) shall be held in trust by the Ceding Company for the benefit of the Reinsurer. The Ceding Company may at any time substitute or exchange any assets held in such account and invest or reinvest such assets, provided that the assets so substituted or exchanged and all reinvestment assets are Eligible Assets.

(c)  In addition to the provisions of Sections 4.7(a) and (b), the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) without diminution because of any Insolvency on the part of the Ceding Company or the Reinsurer, in accordance with the terms of the Trust Agreement, to fund the Designated Administrative Account as permitted in accordance with Section 2.11.

Section 4.8. Adjustment of Security and Withdrawals.

(a)  The amount of security required to be provided by the Reinsurer hereunder shall be adjusted following the end of each Accounting Period after the Closing Date based on (1) the Required Balance as of the end of such Accounting Period and (2) the Statutory Book Value and Fair Market Value of Eligible Assets as of the end of such Accounting Period, as applicable. The amount of security held in the Trust Account shall be adjusted as follows:

(i)  In the absence of a FMV Triggering Event:

(1)  If the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such Accounting Period is less than the

Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company under Section 4.8(b) or Section 3.10(a)(v), as applicable, then Reinsurer shall, no later than five (5) Business Days following the Security Funding Reporting Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance.

(2)  If the aggregate Statutory Book Value of the Eligible Assets in the Trust Account as of the end of such Accounting Period exceeds the Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company under Section 4.8(b) or Section 3.10(a)(v), as applicable, then Reinsurer shall have the right to withdraw such excess in accordance with the terms of the Trust Agreement; provided, that, (x) the ratio of the aggregate Fair Market Value of the Eligible Assets (excluding cash) held in the Trust Account to the aggregate Statutory Book Value of the Eligible Assets (excluding cash) in the Trust Account immediately following such withdrawal does not materially decline (as determined in accordance with Section 4.8(f)) as a result of such withdrawal and (y) following such withdrawal, (A) the aggregate Fair Market Value of the Eligible Assets in the Trust Account is not less than the TA Required Fair Market Value Amount and (B) the assets in the Trust Account will comply with the Investment Guidelines.

(3)  If the Reinsurer seeks to cause the Trustee to substitute new Eligible Assets for Eligible Assets held in the Trust Account, which new Eligible Assets have an aggregate Statutory Book Value at least equal to the aggregate Statutory Book Value of the substituted Eligible Assets held in the Trust Account immediately prior to such substitution, then the Reinsurer shall have the right to cause (and shall only cause) the Trustee to effect such substitution in accordance with the procedures set forth in the Trust Agreement; provided, that (x) the ratio of the aggregate Fair Market Value of the Eligible Assets (excluding cash) held in the Trust Account to the aggregate Statutory Book Value of the Eligible Assets (excluding cash) in the Trust Account immediately following such substitution does not materially decline (as determined in accordance with Section 4.8(f)) as a result of such substitution and (y) following such substitution, the assets in the Trust Account will comply with the Investment Guidelines.

(ii)  During the continuation of a FMV Triggering Event:

(1)  If the aggregate Fair Market Value or Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such Accounting Period is less than the Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, as applicable, under Section 4.8(b) or Section 3.10(a)(v), as applicable, then Reinsurer shall, no later than five (5) Business Days following the Security Funding Reporting Date, transfer additional Eligible Assets to the Trust Account so that the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets held in the Trust Account is not less than the Required Balance.

(2) If the aggregate Fair Market Value and Statutory Book Value of the Eligible Assets held in the Trust Account as of the end of such Accounting Period exceeds the Required Balance, calculated based on the most recent report delivered by the Reinsurer or the Ceding Company, as applicable, under Section 4.8(b) or Section 3.10(a)(v), as applicable, then the Reinsurer shall have the right to withdraw such excess in accordance with the terms of the Trust Agreement upon the prior written consent of the Ceding Company, which consent shall not be unreasonably withheld, delayed or conditioned.

(3) If the Reinsurer seeks to cause the Trustee to substitute new Eligible Assets for Eligible Assets held in the Trust Account, which new Eligible Assets have an aggregate Fair Market Value at least equal to the aggregate Fair Market Value of the substituted Eligible Assets held in the Trust Account immediately prior to such substitution, and an aggregate Statutory Book Value at least equal to the aggregate Statutory Book Value of the substituted Eligible Assets held in the Trust Account immediately prior to such substitution, and immediately following such substitution, the assets in the Trust Account will comply with the Investment Guidelines, then the Reinsurer shall have the right to cause the Trustee to effect such substitution, solely during the continuation of a Reserve Credit Funding Event, only with the prior written consent of the Ceding Company, which consent shall not be unreasonably withheld, delayed or conditioned. For any substitution that does not require the Ceding Company’s consent, the Reinsurer shall provide written notice to the Ceding Company of such substitution within two (2) Business Days after such substitution.

(b) The Reinsurer shall furnish a report (each, a “Quarterly Report”) to the Ceding Company no later than ten (10) Business Days following the end of each Accounting Period (the “Security Funding Reporting Date”).

(c) Without limiting the Reinsurer’s obligations to fund the Trust Account in accordance with the timelines required in Section 4.8(a). in the event that the Parties disagree with the calculation of the Required Balance or any valuation of the Statutory Book Value or Fair Market Value of any Eligible Asset or whether any asset in the Trust Account is an Eligible Asset, either Party may deliver written notice to the other Party of such disagreement and the Parties shall attempt in good faith to resolve such disagreement.

(d) Any resolution as to disagreements arising under Section 4.8(c) agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement as to the calculation of the Required Balance or of the Statutory Book Value or Fair Market Value, as applicable, of any Eligible Asset or whether any asset is an Eligible Asset within ten (10) Business Days after either Party delivers written notice of any such disagreement to the other Party, the Parties shall jointly request (A) the Independent Accountant to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Economic Reserves and the Statutory Reserves or (B) with respect to the calculation of the Economic Reserves and the Statutory Reserves, the Independent Actuary, to determine the matters in dispute; provided, that, if no firm is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 11.6. The Independent Accountant’s determination of the Required Balance (other than with respect to the calculation of the Economic Reserves or the Statutory Reserves) and/or of the Statutory Book Value or Fair Market Value, as applicable, of the disputed Eligible Asset or whether the disputed asset is an Eligible Asset shall be final and binding upon the Parties. The Independent Actuary’s determination of the Economic Reserves and the Statutory Reserves shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accountant and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from Independent Accountant’s or Independent Actuary’s, as applicable, final determination. After a final and binding resolution of any dispute described in this Section 4.8(d) is reached, the Parties agree to promptly make any necessary adjustments under Section 4.8(a) so that the Statutory Book Value and/or the Fair Market Value, as applicable, of the Eligible Assets held in the Trust Account is not less than the amount required pursuant to Section 4.8(a)(i) or 4.8(a)(ii), as applicable.

(e) The Reinsurer shall keep full and complete records of all withdrawals by the Reinsurer from the Trust Account. Upon the reasonable written request of the Ceding Company, but not more than once per calendar quarter, the Reinsurer shall provide the Ceding Company a report of withdrawals from the Trust Account; provided, that such reporting requirement shall be deemed satisfied if the Ceding Company has on-line information access of all deposits and withdrawals from the Trust Account.

(f)

Section 4.9.

ARTICLE V.

OVERSIGHTS; COOPERATION

Section 5.1.  Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any liability that would have attached had such delay, oversight, error or omission not occurred. The Parties shall nevertheless cooperate in good faith to rectify such delay, oversight, error or omission as soon as possible after discovery so that both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, oversight, error or omission had occurred.

Section 5.2.  Cooperation. The Ceding Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the other Transaction Agreements, or to aid in the preparation of any regulatory filing or financial statement; provided, however, that any such additional documents must be reasonably satisfactory to each Party and not impose upon either Party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the other Transaction Agreements.

Section 5.3.  Changes to RBC.

ARTICLE VI.

INSOLVENCY

Section 6.1.  Insolvency of the Ceding Company.

(a) In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Policyholders or other payees under the Reinsured Policies on the basis of the liability of the Ceding Company under the Reinsured Policies without diminution because of the insolvency of the Ceding Company.

(b) It is understood, however, that in the event of such an insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Reinsured Policy within a reasonable period of time after such claim is filed in the applicable insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to Applicable Law and court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE VII.

DURATION; RECAPTURE

Section 7.1.  Duration. This Agreement shall continue in force until such time as (i) the Ceding Company’s liability arising out of or related to all Reinsured Policies is terminated in accordance with their respective terms and each Party has received payments which discharge the other Party’s liabilities incurred hereunder prior to such termination, (ii) in accordance with Section 7.3, the Ceding Company has elected to recapture the reinsurance of Reinsured Policies in full and the Recapture Terminal Settlement has been completed in accordance with Section 7.4, or (iii) in accordance with Section 7.5, the Reinsurer has elected to terminate the reinsurance of Reinsured Policies in full and the Termination Terminal Settlement has been completed in accordance with Section 7.6.

Section 7.2.  Survival. Notwithstanding the other provisions of this Article VII, the terms and conditions of Articles I and VIII and the provisions of Sections 3.10, 11.1,11.4, 11.6,11.10 and 11.13 shall remain in full force and effect after the termination of this Agreement.

Section 7.3.  Recapture.

(a) During the continuation of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement by providing the Reinsurer with written notice of its intent to effect recapture (a “Recapture Notice”) In the case of a recapture for any Recapture Triggering

Event other than a Recapture Triggering Event described in clause (d) of the definition of Recapture Triggering Event, the Recapture Notice shall be provided to the Reinsurer within one hundred eighty (180) calendar days after the Reinsurer has provided written notice to the Ceding Company that such Recapture Triggering Event has occurred,

(b)  Any recapture pursuant to Section 7.3(a) shall be effective (i) as of 11:59 p.m. (Bellevue, Washington time) on the last calendar day of the calendar month during which the Ceding Company delivers a Recapture Notice to the Reinsurer; provided, that if such Recapture Notice was delivered less than ten (10) Business Days prior to the end of such calendar month, then as of 11:59 p.m. (Bellevue, Washington time) on the last day of the following calendar month (unless an early effective date and time is necessary in order to effectuate the recapture prior to any loss of Reserve Credit hereunder, in which case any recapture pursuant to Section 7.3(a) shall be effective as of such earlier date and time) or (ii) on such later date and time as set forth in the Ceding Company’s Recapture Notice (provided such later date is the last day of a calendar month and is not later than ninety (90) calendar days following the delivery by the Ceding Company of a Recapture Notice to the Reinsurer) (the “Recapture Date”).

(c)  Following a recapture pursuant to Section 7.3(a), subject to the satisfaction of payment obligations described in Section 7.4, (i) both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Risks other than (x) the obligations under the provisions that expressly survive termination as provided in Section 7.2 and (y) liability of the Reinsurer for Reinsurer Extra-Contractual Obligations and (ii) no Additional Consideration shall be payable to the Reinsurer with respect to the Reinsured Risks and no Reinsured Liabilities shall be payable by the Reinsurer.

(d)  Notwithstanding the remedies contemplated by this Article VII or the other Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any other Transaction Agreement or pursue any other remedy to which the Ceding Company may be entitled hereunder or at law or in equity in lieu of exercising the remedies in this Article VII, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

Section 7.4.  Recapture Payments.

(a)  In connection with a recapture pursuant to Section 7.3(a), no later than three (3) calendar days prior to the Recapture Date, the Reinsurer shall prepare and provide to the Ceding Company a settlement statement setting forth an estimated calculation of the Recapture Terminal Settlement (the “Estimated Recapture Terminal Settlement”). If the amount of the Estimated Recapture Terminal Settlement is positive, the Reinsurer shall pay to the Ceding Company cash or Eligible Assets reasonably acceptable to the Ceding Company or Eligible Assets held in the Trust Account with an aggregate Fair Market Value equal to such amount due from the Reinsurer on the Recapture Date. To the extent the Reinsurer withdraws Eligible Assets from the Trust Account to pay any portion of the Recapture Payment, the Reinsurer shall withdraw such Eligible Assets in accordance with the priority of withdrawals set forth in Section 2 of the Trust Agreement; provided, that if any Eligible Asset in the Trust Account requires a consent or signature to effect the transfer of such Eligible Asset to the Ceding Company that has not been obtained prior to the Recapture Date, at the Ceding Company’s option, such asset shall be disregarded for purposes of complying with such priority of withdrawals. In connection with such recapture, if the Reinsurer has failed to pay the Ceding Company any portion of the Estimated Recapture Terminal Settlement due to the Ceding Company on the Recapture Date, the Ceding Company may instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company assets having a Fair Market Value equal to the unpaid Estimated Recapture Terminal Settlement. If the amount of the Estimated Recapture Terminal Settlement is negative, then on the Recapture Date, the Ceding Company shall pay the absolute value of such amount to the Reinsurer in cash.

(b)  No later than sixty (60) calendar days after the Recapture Date, the Ceding Company shall prepare and provide to the Reinsurer a statement setting forth a calculation of the terminal settlement with respect to the recapture calculated in accordance with Schedule E (the “Recapture Terminal Settlement”).

(c)  In the event that the Reinsurer disagrees with any portion of the calculation of the Recapture Terminal Settlement, the Reinsurer shall within five (5) Business Days after its receipt of such report deliver written notice to the Ceding Company setting forth, in reasonable detail, each disputed item, the amount in dispute and the basis of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Reinsurer delivers written notice of any such disagreement to the Ceding Company, either Party may request (i) an Independent Accountant to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Economic Reserves and the Statutory Reserves, or (ii) with respect to the calculation of the Economic Reserves and the Statutory Reserves, an Independent Actuary to determine the matters in dispute; provided, that, if no accounting firm or actuarial firm, as applicable, is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 11.6. The Independent Accountant’s and/or Independent Actuary’s determination, as applicable, shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accountant and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accountant’s or Independent Actuary’s, as applicable, final determination.

(d)  Within five (5) Business Days after a final and binding resolution of any dispute described in Section 7.4(c) is reached, the Parties agree to make any necessary adjustments. On the date on which the payments set forth in this Section 7.4(d) are made, (i) if the Recapture Terminal Settlement exceeds the Estimated Recapture Terminal Settlement, the Reinsurer shall pay to the Ceding Company an amount equal to such excess; and (ii) if the Estimated Recapture Terminal Settlement exceeds the Recapture Terminal Settlement, the Ceding Company shall pay to the Reinsurer an amount equal to such excess. Any payment required to be made by any Party pursuant to this Section 7.4(d) shall incur interest at the Interest Rate for the period from and including the Recapture Date to but not including the date of payment, and will be made by wire transfer of immediately available funds to an account or accounts designated by the recipient in writing prior to such payment. If the Reinsurer has failed to pay the Ceding Company any portion of such adjustment due to the Ceding Company within five (5) Business Days pursuant to this Section 7.4(d), the Ceding Company may instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company assets having a Fair Market Value equal to the unpaid amount of such adjustment.

(e)  Notwithstanding the timelines set forth in this Section 7.4, if the recapture is due to a Reserve Credit Event, the Parties shall reasonably expedite or amend the procedures set forth in this Section 7.4 in order to effectuate the recapture and complete the payment of the Recapture Terminal Settlement prior to any loss of Reserve Credit; provided, that such change to the procedures set forth in this Section 7.4 shall not affect the right of the Reinsurer to subsequently dispute any calculation related to such recapture consistent with Section 7.4(c).

Section 7.5.    Termination.

(a)  During the continuation of a Termination Triggering Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement in full, by providing the Ceding Company with written notice (a “Termination Notice”) of its intent to effect such a termination.

(b)  Any termination pursuant to Section 7.5(a) shall be effective (i) as of 11:59 p.m. (Bellevue, Washington time) on the last calendar day of the calendar month during which the Reinsurer delivers a Termination Notice to the Ceding Company; provided, that if such Termination Notice was delivered less than seven (7) calendar days prior to the end of such calendar month, then as of 11:59 p.m. (Bellevue, Washington time) on the last day of the following calendar month or (ii) on such later date and time as set forth in the Reinsurer’s Termination Notice (provided such later date is the last day of a calendar month and is not later than ninety (90) calendar days following the delivery by the Reinsurer of a Termination Notice to the Ceding Company) (the “Termination Date”).

(c)  Following a termination pursuant to Section 7.5(a), subject to the satisfaction of payment obligations described in this Section 7.5, (i) both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Risks other than (x) the obligations under the provisions that expressly survive termination as provided in Section 7.2 and (y) liability of the Reinsurer for the Reinsurer Extra-Contractual Obligations and (ii) no Additional Consideration shall be payable to the

Reinsurer with respect to the Reinsured Risks and no Reinsured Liabilities shall be payable by the Reinsurer.

(d) Notwithstanding the remedies contemplated by this Article VII or the other Transaction Agreements, the Reinsurer may, in its sole discretion, require direct payment by the Ceding Company of any sum in default under this Agreement or any other Transaction Agreement or pursue any other remedy to which the Reinsurer may be entitled hereunder or at law or in equity in lieu of exercising the remedies in this Article VII, and it shall be no defense to any such claim that the Reinsurer might have had other recourse.

Section 7.6.   Termination Payments.

(a)  In connection with a termination pursuant to Section 7.5(a), no later than three (3) calendar days prior to the Termination Date, the Reinsurer shall prepare and provide to the Reinsurer a settlement statement setting forth an estimated calculation of the Termination Terminal Settlement (the “Estimated Termination Terminal Settlement”). If the amount of the Estimated Termination Terminal Settlement is positive, the Reinsurer shall pay to the Ceding Company cash or Eligible Assets reasonably acceptable to the Ceding Company or Eligible Assets held in the Trust Account with an aggregate Fair Market Value equal to such amount due from the Reinsurer on the Termination Date. In connection with such termination, if the Reinsurer has failed to pay the Ceding Company any portion of the Estimated Termination Terminal Settlement due to the Ceding Company on the Termination Date, the Ceding Company may instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company assets having a Fair Market Value equal to the unpaid Estimated Termination Terminal Settlement. If the amount of the Estimated Termination Terminal Settlement is negative, then on the Termination Date, the Ceding Company shall pay the absolute value of such amount to the Reinsurer in cash.

(b)  No later than sixty (60) calendar days after the Termination Date, the Ceding Company shall prepare and provide to the Reinsurer a statement setting forth a calculation of the terminal settlement with respect to the termination calculated in accordance with Schedule F (the “Termination Terminal Settlement”).

(c)  In the event that the Ceding Company disagrees with any portion of the calculation of the Termination Terminal Settlement, the Ceding Company shall within five (5) Business Days after its receipt of such report deliver written notice to the Reinsurer setting forth, in reasonable detail, each disputed item, the amount in dispute and the basis of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Ceding Company, either Party may request (i) an Independent Accountant to make a determination with respect to all matters in dispute, other than with respect to the calculation of the Economic Reserves and the Statutory Reserves, or (ii) with respect to the calculation of the Economic Reserves and the Statutory Reserves, an Independent Actuary to determine the matters in dispute; provided, that, if no accounting firm or actuarial firm, as applicable, is willing or able to serve, unless otherwise agreed by the Parties, such dispute shall be resolved in accordance with Section 11.6. The Independent Accountant’s and/or Independent Actuary’s determination, as applicable, shall be final and binding upon the Parties. All fees and expenses relating to the work of the Independent Accountant and the Independent Actuary shall be paid by the Party (that is, the Ceding Company or the Reinsurer) whose position with respect to the matter in dispute is furthest from the Independent Accountant’s or Independent Actuary’s, as applicable, final determination.

(d)  Within five (5) Business Days after a final and binding resolution of any dispute described in Section 7.6(c) is reached, the Parties agree to make any necessary adjustments. On the date on which the payments set forth in this Section 7.6(d) are made, (i) if the Termination Terminal Settlement exceeds the Estimated Termination Terminal Settlement, the Reinsurer shall pay to the Ceding Company an amount equal to such excess; and (ii) if the Estimated Termination Terminal Settlement exceeds the Termination Terminal Settlement, the Ceding Company shall pay to the Reinsurer an amount equal to such excess. Any payment required to be made by any Party pursuant to this Section 7.6(d) shall incur interest at the Interest Rate for the period from and including the Termination Date to but not including the date of payment, and will be made by wire transfer of immediately available funds to an account or accounts designated by the recipient in writing prior to such payment. If the Reinsurer has failed to pay the Ceding Company any portion of such adjustment due to the Ceding Company within five (5) Business Days pursuant to this Section 7.6(d), the Ceding Company may instruct the Trustee pursuant to the Trust Agreement to transfer to the Ceding Company assets having a Fair Market Value equal to the unpaid amount of such adjustment.

Section 7.7.    Cut-Through Agreement. Effective as of any Recapture Date or Termination Date, the Term Life Retrocession Agreement shall be novated from the Reinsurer to the Ceding Company pursuant to the terms and conditions of the Cut-Through Agreement.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1.

Section 8.2.

Section 8.3.    Applicability of Master Transaction Agreement. The procedures, but not the limitations, set forth in Sections 7.5 and 7.6 of the Master Transaction Agreement shall apply to Indemnifiable Losses under this Article VIII.

Section 8.4.    Good Faith. The Ceding Company and the Reinsurer each hereby covenants and agrees that from and after the Closing Date it shall act in good faith and deal fairly with each other in order to accomplish the objectives of this Agreement, the Master Transaction Agreement and the other Transaction Agreements; provided that each Party hereto absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the formation of this Agreement, the Master Transaction Agreement or any other Transaction Agreement.

ARTICLE IX.

RETROCESSION

Section 9.1.    Retrocession.

The Reinsurer hereby irrevocably authorizes the Ceding Company at any time and from time to time to file in any Uniform Commercial Code jurisdiction financing statements (including amendments and continuations thereto) that (i) indicate the Collateral as being of an equal or lesser scope or with greater detail than as set forth in this Agreement, and (ii) contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment thereto. Upon request of the Ceding Company and at the Ceding Company’s option the Reinsurer shall take any and all other actions as the Ceding Company may reasonably determine to be necessary under Applicable Law for the attachment, perfection and first priority of, and the ability of the Ceding Company to enforce, the Ceding Company’s security interest in any and all of the Collateral.

The Reinsurer represents and warrants to the Ceding Company that (i) the Reinsurer is the owner of or has the power to transfer rights in the Collateral, free from any lien, except for the security interest created by this Agreement and (ii) the Reinsurer shall not amend or terminate the                  without the prior written consent of the Ceding Company (such consent not to be unreasonably withheld, conditioned or delayed). The Ceding Company shall indemnify, defend and hold harmless the Reinsurer from any and all losses whatsoever resulting from or arising out of the exercise of its rights pursuant to this Section 9.1(b) except to the extent such losses correspond to amounts owed to the Ceding Company by the Reinsurer under this Agreement.

The Reinsurer hereby appoints the Ceding Company and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the place of the Reinsurer or in the Ceding Company’s own name, upon the occurrence and continuance of a Cut-Through Election and unless otherwise required under this Agreement, without notice to or assent by the Reinsurer, to (i) enforce all rights of the Reinsurer under the Swiss Re Agreements, (ii) compel performance of required contractual obligations of the other parties to the Swiss Re Agreements or pursue remedies available to the Reinsurer under the Swiss Re Agreements with respect thereto, and (iii) exercise the right of the Reinsurer to withdraw amounts from the Swiss Re Trust Account. The Reinsurer hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable so long as this Agreement shall remain in force.

ARTICLE X.

TAXES

Section 10.1.  Taxes. No Taxes will be paid by Reinsurer to the Ceding Company for or with respect to any of the Reinsured Policies, except as specifically referred to in this Agreement or any other Transaction Agreement.

Section 10.2.  DAC Tax. The Ceding Company and the Reinsurer agree to the election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations (such election being referred to as the “DAC Tax Election”), whereby:

(a)  the Party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code; and

(b)  the Parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. If requested, the Ceding Company will provide supporting information reasonably requested by the Reinsurer. The term “net consideration” means the net consideration as defined in Treasury Regulations Section 1.848-2(f).

(c)  This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.

(d)  The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective. Such schedule shall identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Treasury Regulations Section 1.848-2(g)(8) has been made.

(e)  The Ceding Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under the provisions of subchapter L of Chapter 1 of the Code.

ARTICLE XI.

MISCELLANEOUS

Section 11.1.  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Reinsurer:

Security Life of Denver Insurance Company

c/o Resolution Life U.S. Holdings Inc.

350 Fifth Ave Suite 6010

NY, NY 10118

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

if to Ceding Company:

Farmers New World Life Insurance Company

3120 139th Avenue, SE

Suite 300

Bellevue, WA 98005

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.

Section 11.2.  Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the Parties hereto and shall not be construed against either party by virtue of the fact that such Party was the drafting party. No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement.

Section 11.3.  Entire Agreement. This Agreement (including all exhibits and schedules hereto) and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 11.4.  Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that the laws of the Ceding Company Domiciliary State shall apply with respect to insurance and reinsurance matters, including credit for reinsurance.

Section 11.5.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by a party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 11.6.  Jurisdiction; Enforcement.

(a)   Each of the Ceding Company and the Reinsurer hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a “New York Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the Ceding Company and the Reinsurer irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, however, that nothing set forth in this sentence shall prohibit any of the Parties hereto from removing any matter from one New York Court to another New York Court. Each of the

Ceding Company and the Reinsurer also agrees that any final and unappealable judgment against a Party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 11.1, constitute good, proper and sufficient service thereof.

(b)   Each of the Ceding Company and the Reinsurer agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, each of the Ceding Company and the Reinsurer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition (subject to the terms of this Agreement) to any other remedy to which such Party is entitled at law or in equity. In the event that any Action is brought in equity to enforce the provisions of this Agreement, no Party hereto shall allege, and each Party hereto hereby waives any defense or counterclaim, that there is an adequate remedy at law.

(c)   EACH OF THE CEDING COMPANY AND THE REINSURER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE CEDING COMPANY AND THE REINSURER HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

Section 11.7.  Severability; Amendment; Modification; Waiver.

(a)   Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(b)   This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the Reinsurer and the Ceding Company.

(c)  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 11.8.  Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

Section 11.9.  Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 11.10.  No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, including with respect to the Ceding Company Indemnified Parties and the Reinsurer Indemnified Parties, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 11.11.  Expenses. Except as otherwise provided herein or in the other Transaction Agreements, the Parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other Representatives.

Section 11.12.  Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be inoperative or unenforceable for any reason shall, as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

Section 11.13.  Treatment of Confidential Information. The Parties agree to comply with Section 5.2 of the Master Transaction Agreement and all applicable laws related to the protection of personal data in connection with this Agreement. Such requirement shall survive the termination of this Agreement.

Section 11.14.  Incontestability. In consideration of the mutual covenants and agreements contained herein, each Party agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest the validity or enforceability hereof.

[The rest of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	/s/ Walter Kiceleff
Name:	Walter Kiceleff
Title:	President and Chief Executive Officer (ad interim)

Signature Page to

Coinsurance and Modified Coinsurance Agreement

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Conor Murphy
Name:	Conor Murphy
Title:	President and Chief Executive Officer

Signature Page to

Coinsurance and Modified Coinsurance Agreement

SCHEDULE A-1

REINSURED POLICIES

SCHEDULE A-2

SERIATIM FILE

SCHEDULE A-3

GROUP 1 TERM POLICIES

SCHEDULE A-4

GROUP 2 TERM POLICIES

SCHEDULE A-5

GROUP 3 TERM POLICIES

SCHEDULE B

[redacted]

[redacted]

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

[redacted]

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

[redacted]

[redacted]

[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]

[redacted]

[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]
[redacted]	[redacted]

[redacted]

[redacted]

[redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted] [redacted]

[redacted]

[redacted]

[redacted]

[redacted]

- [redacted]

[redacted]

- [redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]		
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]	[redacted]	[redacted]
[redacted]		
[redacted]		
[redacted]		
[redacted]

[redacted]

[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
			[redacted]	
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Countries
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]

SCHEDULE D

[redacted]

[redacted]

[redacted]

[redacted]

SCHEDULE E

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted] [redacted]

SCHEDULE E – 1

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

SCHEDULE E-2

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

SCHEDULE F

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

<u>EXHIBIT 1</u>

FORM OF SETTLEMENT STATEMENT[2]

---

[2] [redacted]